                              EXHIBIT 11

            Statement Re Computation of Per Share Earnings

                              Quarter ended        Nine months ended
                              September 30,          September 30,
                          ---------------------  ---------------------
                             1996       1995        1996       1995
                          ---------- ----------  ---------- ----------
Primary
-------
Earnings from
 continuing operations   $10,239,000  8,872,000  28,160,000 23,048,000
Discontinued operations            - (5,732,000)          - (5,007,000)
                          ---------- ----------  ---------- ----------
Net earnings             $10,239,000  3,140,000  28,160,000 18,041,000
                          ========== ==========  ========== ==========
Common and common
 equivalent shares:
  Weighted average
   common shares
   outstanding            19,827,553 19,764,928  19,825,078 19,734,928
  Assumed exercise of
   stock options              31,775     73,695      45,860     94,202
                          ---------- ----------  ---------- ----------
                          19,859,328 19,838,623  19,870,938 19,829,130
                          ========== ==========  ========== ==========
Earnings per share:
Earnings from
 continuing operations   $       .52        .45        1.42       1.16
Discontinued operations  $         -       (.29)          -       (.25)
Net earnings             $       .52        .16        1.42        .91

Fully diluted
-------------
Earnings from
 continuing operations   $10,239,000  8,872,000  28,160,000 23,048,000
Discontinued operations            - (5,732,000)          - (5,007,000)
                          ---------- ----------  ---------- ----------
Net earnings             $10,239,000  3,140,000  28,160,000 18,041,000
                          ========== ==========  ========== ==========
Common and common
 equivalent shares:
  Weighted average
   common shares
   outstanding            19,827,553 19,764,928  19,825,078 19,734,928
  Assumed exercise of
   stock options              31,775     77,214      51,586    106,544
                          ---------- ----------  ---------- ----------
                          19,859,328 19,842,142  19,876,664 19,841,472
                          ========== ==========  ========== ==========
Earnings per share:
Earnings from
 continuing operations   $       .52        .45        1.42       1.16
Discontinued operations  $         -       (.29)          -       (.25)
Net earnings             $       .52        .16        1.42        .91